UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 2, 2012

Dell Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-17017	74-2487834
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dell Way, Round Rock, Texas 78682
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 289-3355

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          (b)   On January 2, 2012, Paul D. Bell, President, Public and Large Enterprise of Dell Inc. (“Dell”) informed Dell that he will retire from the company effective March 30, 2012.  Mr. Bell will continue to perform his current responsibilities through February 3, 2012, and thereafter will continue to assist with the transition of those responsibilities to his successor.

          In connection with Mr. Bell’s retirement, effective February 4, 2012, Dell will move all of its customer business segments (Public, Large Enterprise, SMB and Consumer) under the leadership of, Stephen J. Felice, who was appointed to serve as President and Chief Commercial Officer on January 6, 2012.  For financial reporting purposes, Dell will continue to present separate results for each of its customer business segments which consist of these Public, Large Enterprise, SMB and Consumer segments.

Item 7.01 — Regulation FD Disclosure.

          A copy of the press release announcing the matters described in Item 5.02(b) of this report, as well as other organizational changes at Dell, is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits.

The following document is hereby furnished as an exhibit to this report:

(d) Exhibits

Exhibit
Number	Description
99.1	Press Release issued by Dell Inc., dated January 6, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELL INC.

Date: January 6, 2012	By:	/s/ Janet B. Wright
Janet B. Wright,
Vice President and Assistant Secretary
(Duly Authorized Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release Issued by Dell Inc., dated January 6, 2012.